HENRY SCHEIN
                                  NEWS RELEASE
        Henry Schein, Inc. - 135 Duryea Road - Melville, New York 11747

                                           FOR:     Henry Schein, Inc.
                                           CONTACT: Steven Paladino
                                                    Executive Vice President and
                                                    Chief Financial Officer
                                                    stepal@henryschein.com
                                                    (631) 843-5500

                                                    Susan Vassallo
                                                    Director, Investor and
                                                    Public Relations
                                                    svassa@henryschein.com
FOR IMMEDIATE RELEASE                               (631) 843-5562

                 HENRY SCHEIN REPORTS FIRST QUARTER DILUTED EPS
                     OF $0.63, UP 17% ON A COMPARABLE BASIS

                    Net sales increase 20% to $886.6 million

MELVILLE, N.Y. - April 27, 2004 - Henry Schein, Inc. (Nasdaq NM: HSIC), the largest provider of healthcare products and services to office-based practitioners in the combined North American and European markets, today reported financial results for the quarter ended March 27, 2004.
         Net sales for the first quarter of 2004 were $886.6 million, an increase of 20.1% from the first quarter of 2003. In local currencies, net sales increased 16.5% including 9.6% internal growth.
         Dental sales increased 14.0%, or 13.2% in local currencies (8.1% internal growth). In local currencies, Dental consumable merchandise sales increased 13.1% (7.8% internal growth) and Dental equipment sales and service revenues were up 13.6% (9.5% internal growth).
         Medical sales increased 22.5% (12.3% internal growth), International sales improved 30.8% or 12.2% in local currencies (7.4% internal growth), and Technology and Value-Added Services sales grew 12.4% (8.6% internal growth).
         Net income for the first quarter of 2004 was $28.4 million or $0.63 per diluted share. Both net income and diluted EPS were up 15%, while on a comparable basis both increased by 17%. (See Exhibit A for details.)
         "With 20% growth in net sales and 17% growth in diluted EPS on a comparable basis, our first quarter financial results were solid across the board. We continued to gain market share in each of our business groups, with excellent internal growth bolstered by contributions from several strategic acquisitions," said Stanley M. Bergman, Chairman, Chief Executive Officer and President of Henry Schein.
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         "The quarterly performance of our Dental Group reflects continued
market share gains in both dental consumable merchandise and equipment sales and service. In part, these results are reflective of our innovative Privileges and MarketOne customer-loyalty programs, which helped drive internal dental sales growth at a rate well above our estimate of market growth," explained Mr. Bergman. "International Group internal sales gains in local currencies were also ahead of our growth estimate for that market and were complemented by last year's acquisition of Hager Dental. We look forward to further International success, particularly in Europe, as we continue to execute our full service strategy."
         With regard to the recently announced acquisition of the demedis/EDH Group, the Company reported that the review by the German and the Austrian governmental agencies has entered the second phase, and the transaction remains subject to their approvals.
         First quarter operating margin reflects a continued change in product sales mix, particularly in our Technology and Value-Added Services Group and in the injectable pharmaceutical component of our Medical Group, where we continue adding new product lines and value added services while growing existing ones. "Our strategy to expand Medical Group product offerings further establishes Henry Schein as a full-service partner with our physician customers, grows our customer base and was a source of great enthusiasm among our field sales consultants at our recently completed annual Medical National Sales Meeting," Mr. Bergman added.
         The Company reported that under a repurchase program of up to two million shares of common stock announced last year, 258,400 shares were repurchased during the first quarter of 2004 at an average price of $69.74 per share. The impact of this share repurchase on first quarter diluted EPS was insignificant. Through the close of the first quarter, the Company has repurchased 1,593,400 shares under this initiative.

2004 EPS Guidance
         Henry Schein confirmed financial guidance for 2004. Assuming the acquisition of the demedis/EDH Group closes by the end of the second quarter of 2004, Henry Schein expects full-year 2004 earnings per diluted share of $3.57 to $3.63. This represents growth of 15% to 17% compared with 2003 results from continuing operations. The Company noted that this 2004 EPS guidance is for current operations and the acquisition of the demedis/EDH Group, and does not include the impact of other potential future acquisitions.

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First Quarter Conference Call Webcast
         The Company will hold a conference call to discuss first quarter financial results today, beginning at 10 a.m. Eastern Time. Individual investors are invited to listen to the conference call over the Internet through Henry Schein's Web site at www.henryschein.com. In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein
         Henry Schein, Inc., a Fortune 500(R) company, is the largest distributor of healthcare products and services to office-based practitioners in the combined North American and European markets. Recognized for its excellent customer service and highly competitive prices, the Company's four business groups--Dental, Medical, International and Technology--serve more than 425,000 customers worldwide, including dental practices and laboratories, physician practices and veterinary clinics, as well as government and other institutions. The Company's sales reached a record $3.4 billion in 2003.
         The Company operates through a centralized and automated distribution network that serves customers in more than 125 countries. The Company offers a comprehensive selection of over 90,000 national and Henry Schein private-brand products.
         Henry Schein also offers a wide range of innovative value-added practice solutions, including such leading practice management software systems as DENTRIX(R) and Easy Dental(R) for dental practices, and AVImark(R) for veterinary clinics, which have been installed in over 50,000 practices; and ArubA(R), Henry Schein's electronic catalog and ordering system.
         Headquartered in Melville, N.Y., Henry Schein employs nearly 8,000 people in 16 countries. For more information, visit the Henry Schein Web site at www.henryschein.com.

         Certain information contained herein includes information that is forward-looking. The matters referred to in forward-looking statements may be affected by the risks and uncertainties involved in the Company's business. These forward-looking statements are qualified in their entirety by the cautionary statements contained in the Company's Securities and Exchange Commission filings.

                               (TABLES TO FOLLOW)

                               HENRY SCHEIN, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)
                                   (unaudited)

                                                         Three Months Ended
                                                      ------------------------
                                                      March 27,      March 29,
                                                        2004           2003
                                                      ---------      ---------
Net sales ........................................    $ 886,631      $ 737,997
Cost of sales ....................................      655,804        536,580
                                                      ---------      ---------
       Gross profit ..............................      230,827        201,417
Operating expenses:
    Selling, general and administrative ..........      184,527        159,212
                                                      ---------      ---------
       Operating income ..........................       46,300         42,205
Other income (expense):
    Interest income ..............................        2,216          2,392
    Interest expense .............................       (3,002)        (4,733)
    Other, net ...................................          151            685
                                                      ---------      ---------
       Income before taxes, minority interest
         and equity in earnings of affiliates ....       45,665         40,549
Taxes on income ..................................      (17,032)       (15,206)
Minority interest in net income of subsidiaries ..         (525)          (737)
Equity in earnings of affiliates .................          285            160
                                                      ---------      ---------
Net income .......................................    $  28,393      $  24,766
                                                      =========      =========

Net income per common share:
    Basic ........................................    $    0.65      $    0.56
                                                      =========      =========
    Diluted ......................................    $    0.63      $    0.55
                                                      =========      =========

Weighted-average common shares outstanding:
    Basic ........................................       43,786         44,008
                                                      =========      =========
    Diluted ......................................       45,110         45,069
                                                      =========      =========

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

                               HENRY SCHEIN, INC.
                           CONSOLIDATED BALANCE SHEETS
                 (in thousands, except share and per share data)

                                                                           March 27,      December 27,
                                                                             2004             2003
                                                                         -----------      -----------
                                                                         (unaudited)
ASSETS
Current assets:
    Cash and cash equivalents ......................................     $    73,086      $   157,351
    Accounts receivable, net of reserves of $43,005 and $43,203 ....         472,927          467,085
    Inventories ....................................................         408,073          385,846
    Deferred income taxes ..........................................          30,754           30,559
    Prepaid expenses and other .....................................         101,190          115,643
                                                                         -----------      -----------
            Total current assets ...................................       1,086,030        1,156,484
Property and equipment, net ........................................         151,496          154,205
Goodwill ...........................................................         401,318          398,888
Other intangibles, net .............................................          38,883           37,551
Investments and other ..............................................         154,861           72,242
                                                                         -----------      -----------
            Total assets ...........................................     $ 1,832,588      $ 1,819,370
                                                                         ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable ...............................................     $   258,704      $   278,163
    Bank credit lines ..............................................          10,542            6,059
    Current maturities of long-term debt ...........................           3,259            3,253
    Accrued expenses:
       Payroll and related .........................................          51,778           68,214
       Taxes .......................................................          48,385           45,969
       Other .......................................................         106,530          117,530
                                                                         -----------      -----------
            Total current liabilities ..............................         479,198          519,188
Long-term debt .....................................................         273,327          247,100
Other liabilities ..................................................          38,582           37,432

Minority interest ..................................................          11,999           11,532
Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.01 par value, 1,000,000 authorized,
       none outstanding ............................................            --               --
   Common stock, $.01 par value, 120,000,000 authorized,
        43,957,099 and 43,761,973 outstanding ......................             440              438
   Additional paid-in capital ......................................         457,078          445,118
   Retained earnings ...............................................         552,191          533,654
   Accumulated other comprehensive income ..........................          19,833           24,999
   Deferred compensation ...........................................             (60)             (91)
                                                                         -----------      -----------
            Total stockholders' equity .............................       1,029,482        1,004,118
                                                                         -----------      -----------
            Total liabilities and stockholders' equity .............     $ 1,832,588      $ 1,819,370
                                                                         ===========      ===========


NOTE: Certain prior period amounts have been reclassified to conform with the current period presentation.

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

                               HENRY SCHEIN, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                                               Three Months Ended
                                                                             ------------------------
                                                                             March 27,      March 29,
                                                                               2004           2003
                                                                             ---------      ---------
Cash flows from operating activities:
    Net income .........................................................     $  28,393      $  24,766
    Adjustments to reconcile net income to net cash
      used in operating activities:
           Depreciation and amortization ...............................         9,642          8,544
           Provision for losses and allowances on trade receivables ....           409          2,160
           Provision for deferred income taxes .........................           565          2,068
           Undistributed earnings of affiliates ........................          (285)          (160)
           Minority interest in net income of subsidiaries .............           525            737
           Other .......................................................           144            (85)
           Changes in operating assets and liabilities,
             net of effect of acquisitions:
                 Accounts receivable ...................................        (6,815)       (13,162)
                 Inventories ...........................................       (23,109)        (8,824)
                 Other current assets ..................................        18,338         10,837
                 Accounts payable and accruals .........................       (48,109)       (40,966)
                                                                             ---------      ---------
Net cash used in operating activities ..................................       (20,302)       (14,085)
                                                                             ---------      ---------
Cash flows from investing activities:
    Purchases of capital expenditures ..................................        (5,654)       (13,508)
    Payments for business acquisitions, net of cash acquired ...........        (4,401)        (2,281)
    Payments related to pending purchase acquisitions ..................       (86,031)          --
    Purchases of marketable securities .................................          --           (4,101)
    Proceeds from sales of marketable securities .......................        14,472           --
    Proceeds from maturities of marketable securities ..................          --           26,430
    Other ..............................................................        (6,257)        (1,487)
                                                                             ---------      ---------
Net cash (used in) provided by investing activities ....................       (87,871)         5,053
                                                                             ---------      ---------
Cash flows from financing activities:
    Principal payments on long-term debt ...............................          (262)          (254)
    Proceeds from issuance of stock upon exercise
       of stock options ................................................        12,683          4,600
    Net proceeds from (payments on) bank borrowings ....................        24,417         (1,675)
    Payments for repurchases of common stock ...........................       (11,054)        (6,483)
    Other ..............................................................          (346)            65
                                                                             ---------      ---------
Net cash provided by (used in) financing activities ....................        25,438         (3,747)
                                                                             ---------      ---------
Net change in cash and cash equivalents ................................       (82,735)       (12,779)
Effect of exchange rate changes on cash and cash
   equivalents .........................................................        (1,530)          (877)
Cash and cash equivalents, beginning of period .........................       157,351        200,651
                                                                             ---------      ---------
Cash and cash equivalents, end of period ...............................     $  73,086      $ 186,995
                                                                             =========      =========


NOTE: Certain prior period amounts have been reclassified to conform with the current period presentation.

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
Exhibit A

                               HENRY SCHEIN, INC.
                               2004 First Quarter
                 Details of "Comparable Basis" Growth Comparison
                            Income Statement Summary
                      (in thousands, except per share data)
                                   (unaudited)

                                                             First Quarter                 %
                                                          2004           2003           Growth
As Reported
------------------------------------------------------------------------------------------------
Net Sales ........................................     $ 886,631      $ 737,997          20.1%

Operating Income .................................        46,300         42,205           9.7%
Margin ...........................................           5.2%           5.7%          -50 bp

Net Income .......................................     $  28,393      $  24,766          14.6%

Diluted EPS ......................................          0.63           0.55          14.5%
------------------------------------------------------------------------------------------------

Subtract: Gain on Real Estate Transaction (1)
Net Sales ........................................          --             --
Operating Income .................................          --             --
Net Income .......................................          --             (454)
Diluted EPS ......................................          --            (0.01)

Comparable Basis
------------------------------------------------------------------------------------------------
Net Sales ........................................     $ 886,631      $ 737,997          20.1%

Operating Income .................................        46,300         42,205           9.7%
Margin ...........................................           5.2%           5.7%          -50 bp

Net Income .......................................     $  28,393      $  24,312          16.8%

Diluted EPS ......................................          0.63           0.54          16.7%
------------------------------------------------------------------------------------------------

(1) In the first quarter of 2003, there was a $726 thousand pre-tax ($454 thousand after-tax) gain related to a real estate transaction. This gain was included in the "Other, net" line on the consolidated income statement.

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